Exhibit 99.1

For Immediate Release

Ignite Restaurant Group Reports First Quarter 2016 Financial Results

Houston, TX—(BUSINESS WIRE)—May 4, 2016 - Ignite Restaurant Group (NASDAQ: IRG) today reported financial results for the first quarter ended March 28, 2016.

Highlights for the first quarter of 2016 were as follows:

●	Total revenues were $117.9 million, compared to $122.2 million in the first quarter of 2015;
●	Comparable restaurant sales decreased 1.8% company-wide, comprised of a 1.3% decrease at Joe’s Crab Shack and a 4.5% decrease at Brick House Tavern + Tap;
●	Loss from continuing operations was $1.6 million, or $0.06 per diluted share, compared to $3.2 million, or $0.12 per diluted share in the first quarter of 2015; and
●	Adjusted loss from continuing operations (a non-GAAP measure) was $1.1 million, or $0.04 per diluted share, compared to $1.0 million, or $0.04 per diluted share in the first quarter of 2015.

Robert S. Merritt, Chief Executive Officer of Ignite Restaurant Group, stated, “We are encouraged by the results that we continue to experience from our weekday value initiatives including the All You Can Eat crab offering on Wednesdays. We generated positive comparable restaurant sales at Joe’s for most of the quarter but were negatively affected by the Easter holiday shift into March this year. We rolled out a new menu this week at Joe’s and Brick House that we believe will positively impact sales and execution in both brands. Both of the menus have a reduced number of items which will provide an opportunity to reduce ticket times while also offering the items that are most popular with our guests.”

Review of First Quarter 2016 Operating Results

Total revenues were $117.9 million in the first quarter of 2016, a decrease of 3.5% compared to $122.2 million in the first quarter of last year.

●	Revenues at Joe’s Crab Shack were $96.2 million during the first quarter of 2016 versus $103.1 million in the prior year first quarter. Comparable restaurant sales at Joe’s Crab Shack decreased 1.3%.
●

Revenues at Brick House Tavern + Tap were $21.7 million in the first quarter of 2016 compared to $19.1 million in the prior year first quarter. Comparable restaurant sales at Brick House Tavern + Tap decreased 4.5%.

Loss from continuing operations for the first quarter of 2016 was $1.6 million, or $0.06 per diluted share. The Company’s loss from continuing operations for the first quarter of 2016 included certain non-recurring items, the most significant of which is a $0.5 million deferred tax valuation allowance. Excluding the impact of these items, adjusted loss from continuing operations and adjusted loss from continuing operations per diluted share (which are non-GAAP financial measures), net of tax, were $1.1 million and $0.04, respectively, in the first quarter of 2016.

Loss from continuing operations for the first quarter of 2015 was $3.2 million, or $0.12 per diluted share. The Company’s loss from continuing operations for the first quarter of 2015 also included certain non-recurring items, the most significant of which is a $2.1 million deferred tax valuation allowance. Excluding the impact of these items, adjusted loss from continuing operations and adjusted loss from continuing operations per diluted share (which are non-GAAP financial measures), net of tax, were $1.0 million and $0.04, respectively, in the first quarter of 2015.

Development

During the first quarter of 2016, the Company opened three Brick House restaurants (located in Latham, NY, Sugarland, TX, and Methuen, MA), all of which were conversions from Joe’s restaurants.

Liquidity

At March 28, 2016, the Company had $7.5 million of cash and approximately $25.9 million of available borrowing capacity under its current credit facility. The Company was in compliance with the financial covenants under the credit facility.

Conference Call

Ignite will host a conference call to discuss first quarter financial results today at 5:00 PM Eastern Standard Time. Hosting the call will be Robert S. Merritt, Chief Executive Officer, and Brad Leist, Chief Financial Officer.

The conference call can be accessed live over the phone by dialing 800-289-0438 or for international callers by dialing 913-312-0636. A replay will be available one hour after the call and can be accessed by dialing 877-870-5176 or 858-384-5517 for international callers; the password is 4318629. The replay will be available until Wednesday, May 11, 2016. The call will also be webcast live from the Company's website at www.igniterestaurants.com under the “Investors” section.

About Ignite Restaurant Group

Ignite Restaurant Group, Inc., headquartered in Houston, Texas, operates a portfolio of restaurant concepts, including Joe's Crab Shack and Brick House Tavern + Tap, in a diverse set of markets across the United States. Each brand offers a variety of high-quality food in a distinctive, casual, high-energy atmosphere. For more information on Ignite and its distinctive brands, visit www.igniterestaurants.com.

Cautionary Note Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond the Company’s control. The Company cautions you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events and results may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “comfortable with,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology.

A number of important factors could cause actual events and results to differ materially from those contained in or implied by the forward-looking statements included in this press release, including the risk factors discussed in the Company’s Form 10-K for the year ended December 28, 2015 (which can be found at the SEC’s website www.sec.gov). Each such risk factor is specifically incorporated into this press release. Any forward-looking information presented herein is made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Results of Operations

The following tables present the consolidated statements of operations and selected other data for the thirteen weeks ended March 28, 2016 and March 30, 2015, and selected consolidated balance sheet information as of March 28, 2016 and December 28, 2015:

Consolidated Statements of Operations	Thirteen Weeks Ended March 28, 2016		Thirteen Weeks Ended March 30, 2015
	(In thousands, except percent and per share data)

Revenues	$117,899	100.0%	$122,219	100.0%
Costs and expenses
Restaurant operating costs and expenses
Cost of sales	37,166	31.5%	38,601	31.6%
Labor expenses	35,922	30.5%	34,817	28.5%
Occupancy expenses	9,906	8.4%	10,222	8.4%
Other operating expenses	19,663	16.7%	22,099	18.1%
General and administrative	6,550	5.6%	8,395	6.9%
Depreciation and amortization	6,026	5.1%	6,229	5.1%
Pre-opening costs	881	0.7%	468	0.4%
Asset impairments and closures	193	0.2%	30	0.0%
Loss on disposal of assets	101	0.1%	158	0.1%
Total costs and expenses	116,408	98.7%	121,019	99.0%
Income from operations	1,491	1.3%	1,200	1.0%
Interest expense, net	(3,020)	(2.6)%	(3,876)	(3.2)%
Loss on insurance settlements	(8)	(0.0)%	-	0.0%
Loss from continuing operations before income taxes	(1,537)	(1.3)%	(2,676)	(2.2)%
Income tax expense	89	0.1%	520	0.4%
Loss from continuing operations	(1,626)	(1.4)%	(3,196)	(2.6)%
Loss from discontinued operations, net	-	0.0%	(19,039)	(15.6)%
Net loss	$(1,626)	(1.4)%	$(22,235)	(18.2)%

Basic and diluted net loss per share data:
Net loss per share
Basic and diluted
Loss from continuing operations	$(0.06)		$(0.12)
Loss from discontinued operations, net	$-		$(0.74)
Net loss	$(0.06)		$(0.87)
Weighted average shares outstanding
Basic and diluted	25,776		25,674

Selected Consolidated Balance Sheet Information	March 28, 2016	December 28, 2015
	(In thousands)
Cash and cash equivalents	$7,477	$7,817
Total assets	200,174	205,182
Long term debt (including current portion)	124,664	124,733
Total liabilities	194,774	198,569
Total stockholders' equity	5,400	6,613

	Thirteen Weeks Ended		Thirteen Weeks Ended
	March 28, 2016		March 30, 2015
	(dollars in thousands)
Selected Other Data:
Restaurants opened during the period	3		2
Number of restaurants open (end of period):
Joe's Crab Shack	130		138
Brick House Tavern + Tap	26		23
Total restaurants	156		161
Restaurant operating weeks
Joe's Crab Shack	1,690		1,805
Brick House Tavern + Tap	321		279
Average weekly sales
Joe's Crab Shack	$57		$57
Brick House Tavern + Tap	$67		$68
Change in comparable restaurant sales
Joe's Crab Shack	(1.3%	)	(3.8%	)
Brick House Tavern + Tap	(4.5%	)	5.4%
Total	(1.8%	)	(2.7%	)

Reconciliation of Non-GAAP Results to GAAP Results

The Company provided detailed explanation of this non-GAAP financial measure, including a discussion of the usefulness and purpose of the measure, in its Form 8-K filed with the Securities and Exchange Commission on May 4, 2016.

	Thirteen Weeks Ended	Thirteen Weeks Ended
	March 28, 2016	March 30, 2015
	(In thousands, except per share data)
Loss from continuing operations - GAAP	$(1,626)	$(3,196)
Adjustments - continuing operations:
Costs related to conversions, remodels and closures	53	49
Loss on insurance settlements	8	-
Income tax effect of adjustments above	(24)	(19)
Deferred tax asset valuation allowance	539	2,126
Adjusted loss from continuing operations - non-GAAP	$(1,050)	$(1,040)

Weighted average shares outstanding (GAAP)
Basic and diluted	25,776	25,674
Loss from continuing operations per share (GAAP)
Basic and diluted	$(0.06)	$(0.12)
Adjusted loss from continuing operations per share (non-GAAP)
Basic and diluted	$(0.04)	$(0.04)